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                                                                    Exhibit 10.6


        FORM OF ASSIGNMENT AND ASSUMPTION OF INDUSTRIAL LEASE AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION OF INDUSTRIAL LEASE AGREEMENT ("ASSIGNMENT") shall be effective as of _________ ____, 1999 (the "Effective Date") and is made by and between TIBCO FINANCE TECHNOLOGY, INC., a Delaware corporation, ("Assignor") and TIBCO SOFTWARE, INC., a Delaware corporation, ("Assignee").

                                   RECITALS
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     This Assignment is made with reference to the following facts and with the following intentions:

          A. The Board of Trustees of the Leland Stanford Junior University, a California corporation ("Stanford"), is the owner of that certain improved real property, consisting of approximately 5.884 acres of land and currently known as 3165 Porter Drive, Palo Alto, California ("Premises"). The Premises are subject to that certain Ground Lease, dated as of June 1, 1962, ("Ground Lease") between Stanford, as ground lessor, and Utah Construction & Mining Company, a Delaware corporation ("Utah"), as ground lessee, as more particularly described therein.

          B. On January 24, 1964, Utah assigned the Ground Lease to Harrigan, Weidenmuller Co, a California corporation ("Harrigan"), which assignment was recorded on February 10, 1964 in Book 6380 at page 224, Official Records of Santa Clara County. Pursuant to that certain Assignment of Lease, dated as of October 26, 1966, Harrigan assigned all of its right, title and interest as ground lessee under the Ground Lease to Teledyne, Inc., a Delaware corporation ("Teledyne").

          C. Teledyne, as sublessor, and Porter Drive Associates, LLC, a California limited liability company ("Landlord"), as sublessee, entered into a sublease of the Premises pursuant to that certain Sublease Agreement ("Master Lease"), dated as of November 30, 1994.

          D. Landlord, as landlord, and Teknekron Software Systems (Delaware), Inc., a Delaware corporation, ("Teknekron"), as tenant, entered into a sub-sublease of the Premises, pursuant to that certain Industrial Lease Agreement, dated as of December 14, 1995 (the "Lease"), a copy of which is attached hereto as Exhibit A. The Premises consist of approximately 5.884 acres of land and all
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of the improvements thereon, including, without limitation, an approximately
91,644 rentable square foot building the address of which is 3165 Porter Drive, Palo Alto, California and an approximately 1,138 square foot freestanding storage structure.

          E. Following the execution date of the Lease, Teknekron subsequently changed its name to Tibco Inc., and then to Tibco Finance Technology, Inc.

          F. Subject to the limitations contained in this Assignment, Assignor wishes to assign all of its right, title and interest under the Lease to Assignee, and Assignee wishes to assume, all of Assignor's rights and obligations which accrue on or after the Effective Date.
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     NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

     1.   Assignment:  Assignor hereby grants to Assignee, as of the Effective
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Date, all of Assignor's right, title and interest in the Lease and the Premises.

     2.   Acceptance and Assumption:  Assignee hereby accepts the foregoing
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assignment of the Lease and Assignor's rights thereunder and, subject to the terms of this Agreement, Assignee hereby expressly assumes and agrees to perform and fulfill all of the terms and obligations to be performed by the "Tenant" under the Lease which accrue on and after the Effective Date.

     3.   Security Deposit:  Assignor hereby represents and warrants to Assignee
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that Landlord holds the sum of $120,793.34 as a security deposit to be applied in accordance with the terms of the Lease. Assignor hereby assigns its rights to that sum to Assignee, and the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease. Concurrently, with the execution of this Assignment, Assignee shall deliver the cash sum of $120,793.34 to Assignor as payment for Assignor's interest in the security deposit held by the Landlord under the Lease.

     4.   Assignor's Representations and Warranties:  Assignor hereby represents
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and warrants to Assignee that: (i) the Lease is in full force and effect and there is no default or event of default under the Lease by either Assignor or, to Assignor's actual knowledge, Landlord, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default; (ii) the Lease attached hereto as Exhibit A
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(a) is a true, correct and complete copy of the Lease, (b) has not been amended or modified, and (c) represents the entire agreement between Assignor and Landlord with respect thereto; (iii) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Assignor or to Assignor's actual knowledge, against Landlord or the Premises, which could, in the aggregate, adversely affect the Lease or the Premises, or any part thereof'; (iv) Assignor has not assigned, encumbered or otherwise transferred any interest of Assignor under the Lease; and (v) to the Assignor's actual knowledge, the Ground Lease and the Master Lease are in full force and effect.

     5.   Assignor's Indemnity:  Assignor shall indemnify, defend and hold
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Assignee harmless from any and all claims, losses, damages, liabilities, costs or expenses (including reasonable attorney's fees and costs) (a) arising under the Lease prior to the Effective Date, (b) arising at any time as a result of any occurrence in, on, under or about the Premises prior to the Effective Date, or (c) as a consequence of Assignor's breach of the obligations on its part to be performed under the terms of the Lease prior to the Effective Date. The provisions of this paragraph shall survive the expiration or termination of the Lease and this Assignment.

     6.   Assignee's Indemnity:  Subject to Section 5 of this Assignment,
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Assignee shall indemnify, defend and hold Assignor harmless from any and all claims, losses, damages, liabilities, costs or expenses (including reasonable attorney's fees and costs) (a) arising under the Lease on or
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after the Effective Date or (b) as a consequence of Assignee's breach of the obligations assumed by Assignee with respect to the Lease. The provisions of this paragraph shall survive the expiration or termination of the Lease and this Assignment.

     7.   Miscellaneous:
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          A.   Entire Agreement:  This Assignment contains the entire
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understanding between the parties with respect to the matters contained herein.
No subsequent change or addition to this Assignment shall be binding unless in writing and signed by Assignor and Assignee.

          B.   Successors:  This Assignment shall be binding upon and inure to
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the benefit of the parties hereto and their respective successors and assigns.

          C.   Attorneys' Fees:  If either party brings any action or legal
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proceeding with respect to this Assignment, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and costs.

          D.   Severability:  If any one or more of the provisions contained in
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this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          E.   Captions:  Captions are inserted for convenience only and will
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not affect the construction hereof.

          F.   Notices:  Unless five (5) days prior written notice is given in
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the manner set forth in this paragraph, the address of Assignor and Assignee for all purposes connected with this Assignment shall be the address set forth below their signatures at the end of this Assignment. All notices, demands, or communications in connection with this Assignment shall be considered received when (i) personally delivered or (ii) if properly addressed and deposited in the United States mail (registered or certified, return receipt requested), on the date shown on the return receipt for acceptance or rejection.
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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment intending it to be effective as of the Effective Date.


"ASSIGNOR"                                "ASSIGNEE"

TIBCO FINANCE TECHNOLOGY, INC.,           TIBCO SOFTWARE INC.,
a Delaware corporation                    a Delaware corporation

By:___________________________            By:___________________________

Its:__________________________            Its:___________________________

Date:__________________________           Date:__________________________

Address:______________________            Address: 3165 Porter Drive
        ______________________                     Palo Alto, California 94301
        ______________________                     Attn: Chief Financial Officer